Exhibit 99.48



Silent Seconds
Group 3

                              UPB                  %
Silent Seconds (Only)          $10,459,462.65      10.43%
Total (Entire Pool)           $100,272,141.71

Resulting OCLTV
                              OCLTV
Silent Seconds (Only)                  99.10%
Total (Entire Pool)                    85.52%